Exhibit 10.1

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment"), dated as of January 26, 2001, is entered into by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Company"), BANK OF AMERICA, N.A., as Issuing Bank and administrative agent for itself and the Lenders (the "Agent"), and those financial institutions parties to the Credit Agreement (collectively, the "Lenders") signatory hereto.

                            RECITALS

     A.   The Company, Lenders, and Agent are parties to a Credit
Agreement dated as of November 3, 2000 (the "Credit Agreement") pursuant to which the Agent and the Lenders have extended certain credit facilities to the Company.

     B. The Company, the Lenders, and the Agent now hereby wish to amend the Credit Agreement in certain respects, all as set forth in greater detail below.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

          2.   Amendments to the Credit Agreement.

               (a) The definition of "L/C Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

               "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article 3, in an aggregate amount not to exceed on any date the amount of $300,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.06. The L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

               (b)  The definition of "Letter of Credit" set forth in Section
1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

               "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Article 3 and any Existing
Letters of Credit.

               (c) The following new definition of "Existing Letters of Credit" is hereby added to Section 1.01 of the Credit Agreement:

               "Existing Letters of Credit" means the letters of credit described in Schedule 3.10.

               (d) Section 2.06 of the Credit Agreement is hereby amended by deleting the reference to "$150,000,000" in clause (i) thereof and replacing the same with the following: "$300,000,000".

(e) Article 3 of the Credit Agreement is hereby amended and restated to conform to the blacklined form of Article 3 attached as Exhibit A hereto.
          3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders, as of the Effective Date (as defined below), as follows:

                (a) No Default or Event of Default has occurred and is continuing.

                (b) Since November 3, 2000, there has been no Material Adverse Effect and no development which is likely to have a Material
Adverse Effect.

                (c) None of the representations or warranties made by the Company, Offeror, or any Restricted Subsidiary in the Loan
Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company, Offeror, or any Restricted Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Date (as defined below)), contains any untrue statement of a material fact or omits any material fact required to be stated therein or otherwise necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                (d) The execution, delivery and performance by the Company of this First Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this First Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought in a proceeding at law or in equity.

                (e) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                (f) The Company is entering into this First Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Lenders or any other person.

               (g) Effective Date. This First Amendment will become effective on the date (the "Effective Date") on which the Agent has received from the Company, the Issuing Bank, and each of the Required Lenders a duly executed original, or telefacsimile of such executed original, of this First Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto.

          4. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Lenders of this First Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Lenders to enter into similar amendments under the same or similar circumstances in the future.

          5.   Miscellaneous.

               (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit
Agreement shall henceforth refer to the Credit Agreement as amended by this First Amendment. This First Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                (b) This First Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this First Amendment.

                (c) This First Amendment shall be governed by and construed in accordance with the law of the State of New York.

                (d) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                (e) This First Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This
First Amendment supersedes all prior drafts and communications with respect thereto. This First Amendment may not be amended except in accordance with the provisions of Section 12.02 of the Credit Agreement.

                (f) If any term or provision of this First Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this First Amendment or the Credit Agreement, respectively.

                (g) Company confirms its obligations under Section 12.04(a) of the Credit Agreement to reimburse the Agent for all costs and expenses including reasonable attorneys' fees and expenses incurred by the Agent in connection with this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above written.

                              GEORGIA-PACIFIC CORPORATION


                              By: /s/ Phillip M. Johnson
                              Name: Phillip M. Johnson
                              Title: Vice President and Treasurer


                              BANK OF AMERICA, N.A., as Agent
                              and Issuing
                              Bank and as a Lender

                              By: /s/ Michael Balok
                              Name: Michael Balok
                              Title:  Managing Director


                              MERRILL LYNCH CAPITAL CORP.


                              By: /s/ Carol J.E. Feeley
                              Name: Carol J. E. Feeley
                              Title: Vice President


                              MORGAN STANLEY SENIOR FUNDING,
                              INC.



                              By: /s/ T. Morgan Edwards II
                              Name: T. Morgan Edwards II
                              Title: Vice President

                              THE BANK OF NEW YORK


                              By: /s/ David C. Siegel
                              Name: David C. Siegel
                              Title: Vice President


                              THE BANK OF TOKYO-MITSUBISHI,
                              LTD.


                              By: /s/ Mark R. Marron
                              Name: Mark R. Marron
                              Title: Attorney-in-Fact


                              BANK ONE, NA


                              By: /s/ Steven P. Sullivan
                              Name: Steven P. Sullivan
                              Title: Corporate Banking Officer


                              BNP PARIBAS


                              By:  /s/ Mike Shryock
                              Name: Mike Shryock
                              Title: Vice President

                              By:  /s/ Aurora Abella
                              Name: Aurora Abella
                              Title: Vice President



                              THE CHASE MANHATTAN BANK


                              By:/s/ Peter S. Predun
                              Name: Peter S. Predun
                              Title: Vice President


                              CIBC INC.


                              By: /s/ Howard Palmer
                              Name: Howard Palmer
                              Title: Executive Director
                                     CIBC World Markets Corp., as Agent

                              CITIBANK, N.A.


                              By: /s/ David L. Harris
                              Name: David L. Harris
                              Title: Vice President


                              COMMERZBANK AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES


                              By: /s/ Subash R. Viswanathan
                              Name: Subash R. Viswanathan
                              Title: Senior Vice President

                              By: /s/ Brian J. Campbell
                              Name: Brian J. Campbell
                              Title: Senior Vice President



                              THE DAI-ICHI KANGYO BANK, LIMITED


                              By: /s/ Nancy Stengel
                              Name: Nancy Stengel
                              Title: Vice President


                              DEUTSCHE BANK AG NEW YORK AND/OR
                              CAYMAN ISLAND BRANCHES


                              By: /s/ Oliver Schwarz
                              Name: Oliver Schwarz
                              Title: Vice President


                              By: /s/ Kirsten Kunz
                              Name: Kirsten Kunz
                              Title: Vice President

                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK AG, CAYMAN
                              ISLAND BRANCH


                              By: /s/ J. W. Somers
                              Name: J. W. Somers
                              Title: S.V.P.


                              By: /s/ Gary P. Franke
                              Name: Gary P. Franke
                              Title: Vice President


                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED


                              By: /s/ James W. Masters
                              Name: James W. Masters
                              Title: Senior Vice President


                              KBC BANK N.V.


                              By: /s/ Michael B. Curran
                              Name: Michael B. Curran
                              Title: Vice President

                              By: /s/ Patrick Janssens
                              Name: Patrick Janssens
                              Title: Vice President


                              THE SANWA BANK, LIMITED, acting
                              through its New York Branch


                              By: /s/ P. Bartlett Wu
                              Name: P. Bartlett Wu
                              Title: Vice President


                              THE SUMITOMO BANK, LIMITED


                              By: /s/ C. Michael Garrido
                              Name: C. Michael Garrido
                              Title: Senior Vice President

                              SUNTRUST BANK


                              By: /s/ J. Christopher Deisley
                              Name: J. Christopher Deisley
                              Title: Managing Director


                              TORONTO-DOMINION (TEXAS), INC.


                              By: /s/ Carol Brandt
                              Name: Carol Brandt
                              Title: Vice President


                              UBS AG STAMFORD BRANCH


                              By:/s/ Wilfred V. Saint
                              Name: Wilfred V. Saint
                              Title: Associate Director
                                     Banking Products Services, US


                              By:/s/ Dorothy L. McKinley
                              Name: Dorothy L. McKinley
                              Title: Director
                                     Banking Products Services, US



                              WACHOVIA BANK, N.A.


                              By:/s/ Anne L. Sayles
                              Name: Anne L. Sayles
                              Title: SVP

                    GUARANTOR ACKNOWLEDGMENT
                           AND CONSENT


     The undersigned, each a guarantor with respect to the Company's obligations to the Lenders under the Credit Agreement, hereby (i) acknowledges and consents to the execution, delivery and performance by the Company of the foregoing First Amendment to Credit Agreement ("First Amendment"), and (ii) reaffirms and agrees that the guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Lenders in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the First Amendment.)

                            UNISOURCE WORLDWIDE, INC.


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn: Treasurer's Department
                            Facsimile:  404-230-5598

                            GREAT NORTHERN NEKOOSA
                            CORPORATION


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn: Treasurer's Department
                                  Facsimile:  404-230-5598

                            BRUNSWICK PULP & PAPER COMPANY


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn: Treasurer's Department
                            Facsimile:  404-230-5598

                            GEORGIA-PACIFIC WEST, INC.


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn: Treasurer's Department
                            Facsimile:  404-230-5598

                            G-P GYPSUM CORPORATION


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn:     Treasurer's Department
                            Facsimile:  404-230-5598

                            LEAF RIVER FOREST PRODUCTS, INC.


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn:     Treasurer's Department
                            Facsimile:  404-230-5598

                            NEKOOSA PACKAGING CORPORATION


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn:     Treasurer's Department
                            Facsimile:  404-230-5598

                            NEKOOSA PAPERS INC.


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn:     Treasurer's Department
                            Facsimile:  404-230-5598

                            FORT JAMES CORPORATION


                            By: /s/ Phillip M. Johnson
                            Title: Vice President and Treasurer

                            Address:  c/o Georgia-Pacific Corporation
                                  133 Peachtree Street, N.E.
                                  Atlanta, Georgia 30348-5605

                            Attn:     Treasurer's Department
                            Facsimile:  404-230-5598


                                                        Exhibit A
                            ARTICLE 3

                      THE LETTERS OF CREDIT

     3.01 The Letter of Credit Subfacility.

        (a)         On the terms and conditions set forth herein
(i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d),
(B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to purchase an irrevocable and unconditional participation in each Letter of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"), after giving effect to any requested Loans, (i) the Effective Amount of all Committed Loans, L/C Obligations, and Bid Loans shall exceed the Aggregate Commitment, or (ii) the Effective Amount of all L/C Obligations shall exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 7 is not then satisfied;

             (iii) the expiry date of any requested Letter of Credit is (A) more than one year after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

          (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

          (vi) any standby Letter of Credit is for the purpose of supporting the Issuance of any Letter of Credit by any other
     Person; or

          (vii) such Letter of Credit is in a face amount less than $100,000 or is denominated in a currency other than Dollars.

     (c) Upon the reasonable request of any Lender from time to time, the Agent will provide a summary of outstanding Letters of Credit.

     3.02 Issuance, Amendment and Renewal of Letters of Credit.

     (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

     (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under
Section 3.01(b)(iii) as a result of the limitations set forth in clauses (A) through (B) thereof or Section 3.01(b)(ii); or
(ii) that one or more conditions specified in Article 7 are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

     (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company, received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and
(iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

     (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if:
(A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall (unless such renewal would cause the expiry date thereof to extend beyond the Termination Date), nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

     (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

     (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Risk Participations, Drawings and Reimbursements.

     (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in the undrawn amount of such Letter of Credit and each drawing thereunder in an amount equal to the product of
(i) the Pro Rata Share of such Lender, multiplied by (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of
Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank, directly or with the proceeds of a Loan, before 1:00 p.m. (New York City time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Reference Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitments and subject to the conditions set forth in Section 7.03(b), but without regard to minimum borrowing and integral amount limitations contained herein. Any notice given by the Issuing Bank or the

Agent pursuant to this Section 3.03(b) may be oral if promptly confirmed in writing (including by facsimile); provided, that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice. Notwithstanding the Company's unconditional obligation to reimburse the Issuing Bank hereunder, no Event of Default pursuant to Section 10.01(a) shall be deemed to have occurred unless the Issuing Bank shall have notified the Company one Business Day prior to the Honor Date of such request for a drawing.

     (c) Each Lender shall upon any notice from the Agent pursuant to the third sentence of Section 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the unreimbursed drawing, whereupon the participating Lenders shall (subject to Section 3.03(d)) each be deemed to have made a Loan consisting of a Reference Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (New York City time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

     (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Reference Rate Loans to the Company, in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 7.03(b) or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin for Reference Rate Loans set forth in Section 2.09(a) for the first Business Day following notice to the Company of a request for a drawing, and thereafter at the Reference Rate plus the Applicable Margin for Reference Rate Loans set forth in Section 2.09(a) plus 2%, and each Lender's payment to the Issuing Bank pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

     (e) Each Lender's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute, irrevocable, and unconditional and without recourse to the Issuing Bank and shall not be affected by any Default or an Event of Default or other occurrence or event; provided, however, that each Lender's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in
Section 7.03(b).

     3.04 Repayment of Participations.

     (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to
Section 3.03, or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

     (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding of the type described in Section 10.01(f), any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under a Letter of Credit, or any interest or fee thereon, each Lender shall, on demand of the Agent forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 Role of the Issuing Bank.

     (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

     (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

     (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in Sections 3.06(a) through (g); provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

     (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

     (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

     (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

     (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

     (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

     (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 Cash Collateral Pledge. Upon the request of the Agent or the Required Lenders, (a) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

     3.08 Letter of Credit Fees.

        (a) The Company shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit at a rate per annum equal to the applicable margin above the Offshore Rate then in effect under
Section 2.09 Section 2.09 for Offshore Rate Loans for each day such Letters of Credit are outstanding, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

        (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit for the account of the Issuing Bank a fronting fee with respect to the Letters of Credit at a rate equal to 0.125% per annum for each day such Letters of Credit are outstanding, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such fronting fee shall be due and payable on each date of Issuance of a Letter of Credit. quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

     (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby letters of credit as from time to time in effect.

     3.09 International Standby Practices. The International Standby Practices as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

        3.10   Existing Letters of Credit.

     On and after the Effective Date of the First Amendment hereto, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Effective Date of the First Amendment hereto a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of
(i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01, the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender.

        3.11   Subsidiaries as Account Parties

     (a) As agreed from time to time between the Company and the Issuing Bank, the L/C-Related Documents for any Letter of Credit, and other communications required of the Company with respect thereto under this Article 3, may be executed by a Principal Subsidiary of the Company rather than the Company. The parties hereto acknowledge and agree that a letter of credit issued pursuant to such L/C-Related Documents shall be a Letter of Credit for all purposes hereunder, and the Company, the Issuing Bank, and the Lenders shall be obligated with respect thereto hereunder, and the Company shall be obligated under the related L/C-Related Documents, as though the Company were the signatory to such L/C Related Documents. Without limiting the foregoing, the Company hereby guarantees the payment when due, upon maturity, acceleration or otherwise, of any and all L/C Obligations of any Principal Subsidiary arising under any L/C-Related Document. If any or all of such L/C Obligations becomes due and payable, the Company unconditionally promises to pay such L/C Obligations to the Issuing Bank and each Lender on demand, in lawful money of the United States.

        (b) The Company guarantees the payment of any and all L/C Obligations of each Principal Subsidiary whether or not due or payable by such Principal Subsidiary upon (a) dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, such Principal Subsidiary or the Company, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of such Principal Subsidiary or the Company, and unconditionally promises to pay such L/C Obligations to the Agent, on demand, in lawful money of the United States.

        (c)    The liability of the Company under this
Section 3.11 is exclusive and independent of any security for or other guaranty of the L/C Obligations of any Principal Subsidiary, whether executed by the Company or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction of application of payment by any Principal Subsidiary or by any other party, or (b) any other guaranty or undertaking of the Company or of any other party as to the L/C Obligations of any Principal Subsidiary, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel of any Principal Subsidiary or the Company. To the extent any Principal Subsidiary or the Company makes any payment to the Issuing Bank or the Agent in connection with the L/C Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether in connection with an Insolvency Proceeding or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment, the L/C Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

        (d)    The obligations of the Company under this
Section 3.11 are independent of the obligations of the Principal Subsidiaries, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any Principal Subsidiary and whether or not any Principal Subsidiary be joined in any such action or actions.

        (e) The Company authorizes the Issuing Bank, without notice to the Company, and without affecting or impairing the Company's liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the L/C Obligations of any Principal Subsidiary or any part thereof; (b) take and hold security granted by any Person for the payment of such L/C Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Issuing Bank in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Principal Subsidiaries or other obligors.

        (f) It is not necessary for the Issuing Bank to inquire into the capacity or powers of any Principal Subsidiary or the officers, directors, partners or agents acting or purporting to act on its behalf, and any L/C Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     (g) Absent a waiver of such right, the Company may have the right to assert a defense to an action to enforce this guaranty if (a) the Issuing Bank, the Agent, or the Lenders do not proceed against any Principal Subsidiary, or any security for the L/C Obligations of any Principal Subsidiary, or pursue any other remedy in its power that the Company cannot pursue, before enforcing this guaranty, (b) the Issuing Bank, the Agent, or the Lenders takes any action, without the Company's consent, of the type specified in subsection 3.11(c), or any other action by which the L/C Obligations of any Principal Subsidiary is altered in any respect, or the remedies or rights of the Company against any Principal Subsidiary or any other person or any security are impaired, suspended or extinguished, (c) any Principal Subsidiary is under a legal disability or has any other defense to payment of the L/C Obligations, (d) there is no liability on the part of any Principal Subsidiary or such liability is limited or ceases for any reason other than payment of the L/C Obligations in full,
(e) Issuing Bank, the Agent, or any Lender fails to notify the Company of information known to them as to any Principal Subsidiary's financial condition, assets or other circumstances bearing on repayment of the L/C Obligations or the nature, scope and extent of the risks that the Company assumes and incurs hereunder (and the Company agree that neither the Issuing Bank, the Agent, nor any Lender shall have any duty to advise the Company of any such information), (f) the statute of limitations applicable to an action to enforce this guaranty has run (and the Company agrees that any payment by any Principal Subsidiary or other circumstance that operates to toll any statute of limitations as to any Principal Subsidiary shall operate to toll the statute of limitations as to the Company), (g) the Issuing Bank, the Agent, or any Lender fails to make or provide any presentment, demand for performance, or notice of nonperformance, dishonor, the acceptance of this guaranty, or other notice, or
(h) any election of remedies by the Issuing Bank, the Agent, or any Lender, including any election to proceed by nonjudicial foreclosure on any security, or any act or omission of the Issuing Bank, the Agent, or any Lender relating to such foreclosure, operates to impair, suspend or extinguish any right of contribution, subrogation or reimbursement that the Company would otherwise have against any Principal Subsidiary. The Company hereby expressly waives the right to assert any defense described in this subsection 3.11(g).



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